Exhibit (a)(1)(C)

NOTICE OF WITHDRAWAL

OF SURRENDER OF

LECROY CORPORATION

4.00% CONVERTIBLE SENIOR NOTES DUE 2026

CUSIP Number: 52324WAA7

Pursuant to the Notice of Repurchase

Right dated September 8, 2011

THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 17, 2011, THE CLOSE OF BUSINESS ON THE FIRST BUSINESS DAY AFTER THE REPURCHASE DATE, OCTOBER 15, 2011 (THE “REPURCHASE DATE”). HOLDERS OF NOTES MUST SUBMIT A REPURCHASE NOTICE NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 17, 2011 (THE “EXPIRATION DATE”) IN ORDER TO RECEIVE $1,000 PER $1,000 PRINCIPAL AMOUNT OF NOTES PLUS ANY ACCRUED AND UNPAID INTEREST TO BUT EXCLUDING THE REPURCHASE DATE (THE “REPURCHASE PRICE”). REPURCHASE NOTICES MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE PAYING AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL AT OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. HOLDERS MUST ALSO SURRENDER A NOTE SUBJECT TO A VALID AND TIMELY REPURCHASE NOTICE TO THE PAYING AGENT BEFORE RECEIVING ANY REPURCHASE PRICE FOR THAT NOTE. HOLDERS THAT SURRENDER THROUGH DTC NEED NOT SUBMIT A PHYSICAL REPURCHASE NOTICE TO THE PAYING AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.

The Paying Agent is:

U.S. Bank National Association

Corporate Trust Services

Attn: Specialized Finance

60 Livingston Avenue

St. Paul, MN 55107-2292

Tel: (800) 934-6802

Fax: (651) 495-8158

All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Notice of Repurchase Right, dated September 8 2011, and the accompanying Repurchase Notice, of LeCroy Corporation (the “Company”), relating to the repurchase by the Company, at the option of the Holder thereof, of the Company’s 4.00% Convertible Senior Notes due 2026 (the “Notes”) for $1,000 per $1,000 principal amount of the Notes plus any accrued and unpaid interest to but excluding the Repurchase Date, subject to the terms and conditions of the Indenture and the Repurchase Right.

This Notice of Withdrawal is to be completed by registered Holders of Notes desiring to withdraw the delivery of a Repurchase Notice with respect to such Notes in the Repurchase Right if (i) a Repurchase Notice has previously been delivered to the Paying Agent, or (ii) delivery of a Repurchase Notice has been previously made pursuant to the procedures of the DTC described under the caption “Procedures to be Followed by Holders Electing to Surrender Notes for Repurchase” in the Notice of Repurchase Right.

Ladies and Gentlemen:

The Undersigned hereby withdraws the Undersigned’s previously delivered Repurchase Notice with respect to the Notes described below.

The Undersigned understands that the withdrawal of the Repurchase Notice with respect to Notes previously surrendered in this Repurchase Right, effected by this Notice of Withdrawal, may not be rescinded and that such Notes will no longer be deemed to be validly surrendered for repurchase for purposes of the Undersigned’s Repurchase Notice. Such withdrawn Notes may be re-surrendered for repurchase only by following the procedures for surrendering set forth in the Notice of Repurchase Right and in the accompanying Repurchase Notice.

All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the Undersigned, and any obligations of the Undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the Undersigned.

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DESCRIPTION OF NOTES BEING WITHDRAWN

Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name(s) appear(s) on Notes)(1)	Notes Being Withdrawn (Attach additional signed list, if necessary)
	Security Certificate Number(s)(2)	Principal Amount Represented by Notes	Principal Amount Being Withdrawn(3)

Total Amount Being Withdrawn

(1)	Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Notes and the Paying Agent’s record of registered Holders or, if surrendered by a DTC participant, exactly as such participant’s name(s) and address(es) appear(s) on the security position listing of DTC.
(2)	Need not be completed if the Notes are being surrendered for repurchase by book-entry transfer.
(3)	Unless otherwise specified, the entire aggregate principal amount evidenced by such Notes will be deemed to have been withdrawn.

METHOD OF DELIVERY

☐	CHECK HERE IF NOTES WERE PHYSICALLY DELIVERED TO THE PAYING AGENT.

☐	CHECK HERE IF NOTES WERE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Surrendering Institution:

Address:

Telephone:

Facsimile:

Contact Person:

Date Surrendered:

DTC Account Number:

Transaction Code Number:

The principal amount, if any, of Notes which remain subject to the original Repurchase Notice and which have been or will be delivered for repurchase by the Company:

SIGN HERE

(To Be Completed by All Registered Holders of Notes Being Withdrawn)

Must be signed by registered Holder(s) exactly as name(s) appear(s) on the Notes or on a security position listing or by person(s) authorized to become registered Holder(s) of the Notes by documents transmitted with this Notice of Withdrawal. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.

(Signature(s) of Registered Holder(s) or Authorized Signatory)
Date: , 2011

Name(s):
(Please Print)

Capacity (full title):

Area Code(s) and Telephone Number(s):

The Guarantee Below Must be Completed.

GUARANTEE OF SIGNATURE(S)

Authorized Signature:

Name:
Title:
Name of Eligible Institution:
Address:
Area Code and Telephone Number:

(Include Zip Code)

Date: , 2011